EXHIBIT 3.1

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                                    C2, INC.

                              ____________________

                                    ARTICLE 1

                                      NAME

        The name of the Corporation is C2, Inc.

                                    ARTICLE 2

                                     PURPOSE

        The purposes for which the Corporation is organized are to engage in any lawful activity within the purposes for which a Corporation may be organized under the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes.

                                    ARTICLE 3

                                CLASSES OF STOCK

        The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is sixty million
   (60,000,000) shares which shall be divided into two classes as follows:

        (1) Ten million (10,000,000) shares of preferred stock, one dollar ($.01) par value (the "Preferred Stock"); and

        (2) Fifty million (50,000,000) shares of common stock, one dollar ($.01) par value (the "Common Stock").

                                    ARTICLE 4

                                 RIGHTS OF STOCK

        A statement of the voting powers and of the designations, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of each class of stock of the Corporation is as follows:

        (1)  In General

             To the fullest extent permitted under the Wisconsin Business Corporation Law, the number of authorized shares of any class or classes of stock may be increased or decreased without the approval of such class or classes as a separate voting group, except to the extent that, in the resolution or resolutions providing for the issuance of a class or series of stock, the Board of Directors shall specify that approval of the holders of one or more classes or series of stock shall be required to increase or decrease the number of authorized shares of such one or more classes or series of stock.
        The ability of shareholders to demand a special meeting of shareholders is restricted to the fullest extent permitted by the Wisconsin Business Corporation Law, and the Board of Directors of the Corporation has the authority to take any action necessary or appropriate to carry out the intent of this sentence, including without limitation adopting any Bylaw.

        (2)  Preferred Stock

             The Preferred Stock may be issued from time to time in one or more series, with such distinctive serial designations as may be stated or expressed in the resolution or resolutions providing for the issue of such stock adopted from time to time by the Board of Directors; and in such resolution or resolutions providing for the issue of shares of each particular series, the Board of Directors is also expressly authorized, to the full extent permitted under the Wisconsin Business Corporation Law, to fix: the consideration for which the shares of such series are to be issued; the number of shares constituting such series; the rate of dividends upon which and the times at which dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of the Corporation; whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the voting rights, if any, to be provided for shares of such series; the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for shares of any other class or classes or any other series of stock of the Corporation and the terms and conditions, including price and rate of exchange, of such conversion or exchange; the redemption price or prices and other terms of redemption, if any, for shares of such series; and any and all other preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof pertaining to shares of such series.

        (3)  Common Stock

             Subject to preferences and rights to which holders of stock other than the Common Stock may have become entitled by resolution or resolutions of the Board of Directors as hereinbefore provided:

             A. The holders of the Common Stock shall be entitled to such dividends (payable in cash, stock or otherwise) upon the Common Stock as may be declared from time to time by the Board of Directors and paid out of funds legally available therefor.

             B. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Common Stock shall be entitled to share ratably in all assets available for distribution to the shareholders.

             C. The holders of Common Stock shall be entitled to one vote for each of the shares held by them of record at the time for determining holders thereof entitled to vote.

                                    ARTICLE 5

                     MATTERS RELATING TO BOARD OF DIRECTORS

        (1) Power of the Board of Directors. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. In furtherance, and not in limitation, of the powers conferred by the laws of the State of Wisconsin, the Board of Directors is expressly authorized:

             A. to make, alter, amend or repeal the Bylaws of the Corporation; provided, however, that no Bylaws hereafter adopted shall invalidate any prior act of the Directors that would have been valid if such Bylaws had not been adopted;

             B. to determine the rights, power, duties, rules and procedures that affect the power of the Board of Directors to direct the business and affairs of the Corporation, including the power to designate and empower committees of the Board of Directors, to elect, appoint and empower the officers and other agents of the Corporation, and to determine the time and place of, and the notice requirements for, Board meetings, as well as quorum and voting requirements (except as otherwise provided in these Amended and Restated Articles of Incorporation) for, and the manner of taking, Board action; and

             C. to exercise all such powers and do all such acts as may be exercised by the Corporation, subject to the provisions of the laws of the State of Wisconsin, these Amended and Restated Articles of Incorporation, and any Bylaws of the Corporation.

        (2) Number of Directors. The number of Directors constituting the entire Board of Directors shall be not less than five (5) nor more than ten (10). The specific number of Directors constituting the entire Board of Directors shall be as authorized from time to time exclusively by the Board of Directors by resolution adopted by a majority of the Board of Directors. As used in these Amended and Restated Articles of Incorporation, the term "entire Board of Directors" means the total authorized number of Directors that the Corporation would have if there were no vacancies.

        (3) Nominations. Nominations for the election of Directors and advance notice of other action to be taken at meetings of shareholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

        (4) Vacancies. Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, any vacancies in the Board of Directors for any reason and any newly created Directorships resulting by reason of any increase in the number of Directors may be filled only by the Board of Directors, acting by the affirmative vote of a majority of the remaining Directors then in office, although less than a quorum, and any Directors so elected shall hold office until the next election of the class for which such Directors have been elected and until their successors are elected and qualified.

        (5) Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, any Director, or the entire Board of Directors, may be removed from office at any time prior to the expiration of his or their term of office, but only for cause (as hereinafter defined) and only by the affirmative vote of the holders of record of shares representing a majority of the outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class. As used herein, "Cause" shall exist only if the director whose removal is proposed (i) has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal or (ii) has been adjudged by a court of competent jurisdiction to be liable for willful misconduct in the performance of his or her duties to the Corporation in a matter that has a material adverse effect on the business of the Corporation and such adjudication is no longer subject to direct appeal.

                                    ARTICLE 6

                                   AMENDMENTS

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Amended and Restated Articles of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on shareholders, directors and officers are subject to this reserved power; provided that the affirmative vote of the holders of record of a majority of the outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class, shall be required to amend, alter, change or repeal, or adopt any provision or provisions inconsistent with, Section (2) of Article 4, Article 5 and this Article 6 of these Amended and Restated Articles of Incorporation.

                                    ARTICLE 7

                     REGISTERED OFFICE AND REGISTERED AGENT

        The address of the registered office of the Corporation is 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, and the name of its registered agent at such address is Foley & Lardner.